Exhibit 10.33

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, DATED OCTOBER 15, 2009, BY AND AMONG AVAX AND THE PURCHASER NAMED THEREIN.

AVAX TECHNOLOGIES, INC.

CONVERTIBLE SECURED PROMISSORY NOTE

$1,400,000.00	October 15, 2009

AVAX TECHNOLOGIES, INC., a Delaware corporation (“AVAX”), for value received, promises to pay to Firebird Global Master Fund, Ltd., having an address at c/o FGS Advisors, LLC, 152 West 57th Street, 24th Floor, New York, NY 10019 or registered assigns (“Firebird”), the principal sum of One Million Four Hundred Thousand Dollars ($1,400,000.00) on June 1, 2010, and interest (computed on the basis of a 365-day year) from the date hereof on the unpaid principal amount from time to time outstanding at the rate of six percent (6%) per annum, due and payable in arrears on the maturity date hereof, unless payment is required at an earlier date pursuant to the terms hereof.

1. Conversion

(a) Voluntary Conversion. At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock, $.004 par value per share, of AVAX (“Common Stock”) at the option of Firebird, at any time and from time to time, at a rate of one (1) share of Common Stock for each $0.01 (subject to adjustment, the “Conversion Price”) of unpaid principal of and interest on this Note on the Conversion Date (as defined below). Firebird shall effect conversions by delivering to AVAX a Notice of Conversion specifying therein the principal amount of the Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Note in an amount equal to the applicable conversion. Firebird and AVAX shall maintain records showing the principal amount(s) converted and the date of such conversion(s).

(b) Mandatory Conversion. This Note shall automatically convert into the securities described below and at the conversion ratios described below upon the closing of the Offering (as defined in Section 1(c)) if the closing of the Offering occurs on or prior to the maturity date of this Note. Upon the closing of the Offering, all principal of and accrued and unpaid interest on this Note will automatically convert, at the election of Firebird, into either (i) 1 share of Common Stock, $.004 par value per share, of AVAX (“Common Stock”) for each $0.01 of unpaid principal of and interest on this Note on the conversion date, or (ii) into that number of securities issued by AVAX in the Offering equal to the quotient obtained by dividing the principal and accrued interest owed hereunder on the conversion date by the lesser of (a) $.01 or (b) ninetynine percent (99%) of the price at which the securities are issued in the Offering and otherwise on the same terms and conditions and with the same rights and preferences as the securities issued in the Offering. To exercise this election as to the form and amount of securities to be received upon conversion of this Note, Firebird shall deliver to AVAX during usual business hours at AVAX’s principal executive office written notice in form satisfactory to AVAX that Firebird elects to receive the conversion securities specified in either clause (i) or clause (ii) above. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares (or other securities) that are issuable on such conversion are to be registered.

(c) Offering of Securities. In accordance with Section 7.3 of the Convertible Note and Warrant Purchase Agreement dated the date hereof (the “Agreement”), AVAX will use its best efforts to close an offering of securities on or before January 1, 2010, in which the gross proceeds to AVAX are not less than $25,000,000 (the “Offering”). Upon the closing of the Offering, the Note will automatically convert into either (i) shares of Common Stock, or (ii) the securities issued in the Offering, in accordance with Section 1(b).

(d) Surrender of Note and Delivery of Certificates. When surrendered for automatic conversion this Note shall, unless the shares (or other securities) issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to AVAX duly executed by, Firebird or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above, AVAX shall deliver or cause to be delivered to Firebird, or on Firebird’s written order, a certificate or certificates for the number of full shares (or other securities) issuable upon the conversion of this Note, in accordance with the provisions hereof. Such conversion shall be deemed to have been made automatically on the closing of the Offering, and from and after such time, the holder will have no rights hereunder other than the right to receive the conversion shares (or other securities) and Firebird in whose name any certificate or certificates for shares of shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby.

2. Adjustment of Conversion Price.

(a) Stock Dividends, Stock Splits, etc. If AVAX:

(i) declares a dividend of Common Stock on its Common Stock,

(ii) subdivides its outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or

(iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification, reverse stock split or otherwise,

the number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 1 immediately prior to any such event shall be adjusted proportionately so that thereafter Firebird shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 2 will become effective immediately after the record date in the case of a dividend and will become effective immediately after the effective date in the case of a subdivision or combination.

(b) Merger or Consolidation. If, prior to maturity of this Note, AVAX at any time consolidates or merges with another corporation (other than a merger or consolidation in which AVAX is the surviving corporation), Firebird hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and AVAX shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

(c) Subsequent Equity Sales. (i) If, at any time while this Note is outstanding, AVAX issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at a price (exclusive of commissions payable by AVAX in connection therewith) per share of Common Stock less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to such price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to AVAX to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)          If, at any time while this Note is outstanding, AVAX issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder acquires any shares on such date).

(d) Notice. If AVAX proposes to take any action referred to in this Section 2, or to effect the liquidation, dissolution or winding up of AVAX, then AVAX shall cause notice thereof to be mailed to Firebird at least ten (10) days prior to the record date or effective date, as applicable, of the stock dividend, merger, consolidation or other event subject to this Section.

(e) Statement of Adjustment. Whenever the Conversion Price is adjusted as provided in Section 2, AVAX shall promptly file at its principal executive office, a statement, signed by the Chairman of the Board, the President or any Vice President of AVAX, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. AVAX shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to Firebird. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 2(d).

(f) Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the conversion of this Note. Such payment shall be based on the fair market value of the Common Stock at the time of conversion of this Note.

(g) Securities Act of 1933. Upon conversion of this Note, Firebird may be required to execute and deliver to AVAX an instrument, in form satisfactory to AVAX, representing that the shares (or other securities) issuable upon conversion hereof are being acquired for investment only and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

3. Prepayment of Principal. The principal amount of this Note may NOT be prepaid in whole or in part, without the prior written consent of Firebird.

4. Security.

(a)          As security for the prompt and complete payment and performance in full of all obligations under this Note, AVAX and its subsidiary, AVAX International IP Holdings, Inc. a Delaware corporation (the “IP Sub”), each hereby pledges and hereby grants to Firebird, a first priority security interest (the “Security Interest”) in, and a lien on all of the Intellectual Property Assets owned by AVAX or by the IP Sub other than the patents rights described in that certain License Agreement dated November 20, 1995, by and between AVAX and Thomas Jefferson University to the extent that a prior security interest has been granted in such patent rights to Cancer Treatment Centers of America, Inc., an Illinois corporation. For purposes of this Note, “Intellectual Property Assets” shall mean all right, title and interest of AVAX and the IP Sub in or to all or any Intellectual Property, which is defined as:

(i)         each and all of the patents and patent applications owned by, issued or granted to, filed by or hereafter issued or granted to filed by or acquired by AVAX or by the IP Sub, whether or not on a joint basis with any other person or entity, including without limitation those patents and patent applications listed in Schedule 1 attached hereto (collectively, the “Patents”);

(ii)        all rights to sue for past, present and future infringements of any and all of the Patents;

(iii)       all proceeds, including without limitation license royalties and proceeds of infringement suits, based on or relating to any or all of the Patents;

(iv)       all licenses and other agreements under which AVAX or the IP Sub is licensor, and all fees, rents, royalties, proceeds or monies thereunder, based on or relating to any or all of the Patents and the use thereof;

(v)        all rights granted to AVAX or to the IP Sub under a license or other agreement pertaining to patent rights of any third party;

(vi)       all formulae, processes, compounds, methods, know-how, and trade secrets relating to the manufacture of AVAX’s or the IP Sub’s products under, utilizing, or in connection with, the Patents;

(vii)      all products and proceeds of the foregoing, in any form, including without limitation insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing; and

(viii)     all other Collateral (as defined in that certain Intellectual Property Security Agreement between and among AVAX, the IP Sub and Firebird dated October 15, 2009).

(b)         Upon either the complete voluntary or mandatory conversion of this Convertible Secured Promissory Note by Firebird according to Section 1 such that no principal or interest remain with respect hereto, Firebird will relinquish its Security Interest in the Intellectual Property Assets of AVAX and of the IP Sub.

5. Default; Remedies.

(a)          The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, upon written demand of Firebird, or at the option of Firebird, in its sole discretion, convertible in accordance with Section 1(a) hereof, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand:

(i)         If the Offering has not closed on or before the maturity date hereof and AVAX fails to pay the principal amount of and all accrued interest on this Note on the maturity date hereof; or

(ii)        If AVAX defaults in the performance of any other obligation under this Note or the Agreement, and such default continues for ten (10) days after notice thereof by Firebird hereof to AVAX; or

(iii)       If AVAX (i) makes an assignment for the benefit of creditors, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(iv)      If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging AVAX insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or

(v)        If any substantial part of the property of AVAX is sequestered or attached and is not returned to the possession of AVAX or released from such attachment within sixty (60) days.

(b)        Upon the occurrence and during the continuance of a default under this section, AVAX and the IP Sub each agrees to deliver each item of Collateral to Firebird on demand, and it is agreed that Firebird shall have the right to take any of or all the following actions at the same or different times to the extent permitted by applicable law: (i) on demand, to cause the security interest to become an assignment, transfer and conveyance of any of or all Collateral by the AVAX or by the IP Sub, as applicable, to Firebird, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Collateral throughout the world on such terms and conditions and in such manner as Firebird shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, AVAX and the IP Sub each agrees that Firebird shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Firebird shall deem appropriate. Firebird shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Firebird shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of AVAX or the IP Sub, and AVAX and the IP Sub each hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which AVAX or the IP Sub now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Firebird shall give AVAX or the IP Sub, as applicable, 10 days’ written notice (which AVAX and the IP Sub each agrees is reasonable notice within the meaning of the Uniform Commercial Code in effect from time to time in Delaware or its equivalent in other jurisdictions) of Firebird’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Firebird may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Firebird may (in its sole and absolute discretion) determine. Firebird shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Firebird may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Firebird until the sale price is paid by the purchaser or purchasers thereof, but Firebird shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or private) sale made pursuant to this Agreement, Firebird may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of AVAX or the IP Sub (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Firebird from AVAX or the IP Sub as a credit against the purchase price, and Firebird may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to AVAX or to the IP Sub therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Firebird shall be free to carry out such sale pursuant to such agreement and AVAX and the IP Sub shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Firebird shall have entered into such an agreement all defaults shall have been remedied and the obligations hereunder paid in full. As an alternative to exercising the power of sale herein conferred upon it, Firebird may proceed by a suit or suits at law or in equity to foreclose under this Note and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this subsection shall be deemed to conform to the commercially reasonable standards as provided in the Uniform Commercial Code in effect from time to time in Delaware or its equivalent in other jurisdictions.

(c)          Firebird shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in its sole and absolute discretion. Firebird shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Note. Upon any sale of Collateral by Firebird (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Firebird or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Firebird or such officer or be answerable in any way for the misapplication thereof.

(d)          For the purpose of enabling Firebird to exercise rights and remedies under this Agreement at such time as Firebird shall be lawfully entitled to exercise such rights and remedies, AVAX and the IP Sub each hereby grants to Firebird an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to AVAX or to the IP Sub), to use, license or sublicense any of the Collateral now owned or hereafter acquired by AVAX or by the IP Sub, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Firebird may be exercised, at the option of Firebird, only upon the occurrence and during the continuation of a default; provided, however, that any license, sublicense or other transaction entered into by Firebird in accordance herewith shall be binding upon AVAX and the IP Sub notwithstanding any subsequent cure of an default.

6. General.

(a) Successors and Assigns. This Note, and the obligations and rights of AVAX and of the IP Sub hereunder, shall be binding upon and inure to the benefit of AVAX, the IP Sub, Firebird, and their respective successors and assigns.

(b) Recourse. Recourse under this Note is to the assets of AVAX and the IP Sub jointly and severally (including, without limitation, the Collateral) only and in no event to the officers, directors or stockholders of AVAX.

(c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of AVAX and Firebird.

(d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender therein for the payment of public and private debts.

(e) Saturdays, Sundays, Holidays. If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of Pennsylvania, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(f) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of AVAX.

AVAX TECHNOLOGIES, INC.

By:	/s/ John Prendergast
Name: John Prendergast
Title: Chairman and CEO

AVAX INTERNATIONAL IP HOLDINGS, INC.

By:	/s/ John Prendergast
Name: John Prendergast
Title: Chairman and CEO